Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report with respect to the combined balance sheet of Fidelity National Ventures Operations as of December 31, 2015, and the related combined financial statements of operations, comprehensive earnings (loss), equity, and cash flows for each of the years in the two-year period ended December 31, 2015 incorporated by reference herein.

/s/ KPMG LLP

Jacksonville, Florida

November 21, 2017

Certified Public Accountants